SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:
☐	Preliminary proxy statement.
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12

IXIS ADVISOR FUNDS TRUST I

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

December 28, 2006

Our records as of December 27, 2006 show that we have not yet received your proxy vote. There is still time.

Please respond by January 18, 2007.

Dear Shareholder:

In mid December, we mailed you a proxy statement requesting your vote on an important proposal affecting your fund, Hansberger International Fund. Our records indicated that you have not yet responded.

We have included another copy of the ballot and a postage-paid return envelope. You may also vote by telephone or internet with the instructions printed on your ballot. The complete proxy statement and a brief Q&A are posted to our website at www.ixisadvisorfunds.com for your convenience.

If your vote and this letter have crossed in the mail, we thank you for your response. Please call 1-800-283-2519 if you have any questions.

Sincerely,

IXIS Advisor Funds

December 28, 2006

Our records as of December 27, 2006 show that we have not yet received your proxy vote. There is still time.

Please respond by January 18, 2007.

Dear Shareholder:

In mid December, we mailed you a proxy statement requesting your vote on an important proposal affecting your fund, Hansberger International Fund. Our records indicated that you have not yet responded.

We have included another copy of the ballot and a postage-paid return envelope. You may also vote by telephone or internet with the instructions printed on your ballot. The complete proxy statement and a brief Q&A are posted to our website at www.ixisadvisorfunds.com for your convenience.

If your vote and this letter have crossed in the mail, we thank you for your response. Please call 1-800-283-2519 ext 112, if you have any questions.

Sincerely,

IXIS Advisor Funds

IXIS ADVISOR FUNDS
Hansberger International Fund

January 19, 2007 SPECIAL MEETING OF SHAREHOLDERS

Telephonic Voting Confirmation Form

You have received this document in order to confirm the telephonic voting instructions (“TeleProxyTM”) received and recorded by The Altman Group in conjunction with your investment in the Fund mentioned above. By electing to vote over the phone, you have authorized The Altman Group to instruct the persons appointed as proxies to represent your shares at the shareholder meeting, or any adjournment thereof, in the manner set forth below. Please retain this form for your records.

VOTED

1.

To be voted separately by the shareholders of each Fund: to approve a new sub-advisory agreement for such Fund among IXIS Asset Management Advisors, L.P., Hansberger Global Investors, Inc. and the applicable Trust, on behalf of the Fund.

For information purposes only - No need to respond.

Please review this document to ensure the accuracy of your telephonic voting instructions. As mentioned, this is for informational purposes only and should be kept for your records. If there should be any question about the execution of this proxy or the above-mentioned voting instructions, please contact The Altman Group at 800-283-2519 between the hours of 10:00 am to 8:00 pm EST.